KRONOS WORLDWIDE ANNOUNCES EXCHANGE OFFER AND CONSENT SOLICITATION

DALLAS, TEXAS – January 23, 2024 – Kronos Worldwide, Inc. (NYSE: KRO) (the “Company”) today announced that it has commenced an offer to certain eligible holders described below to exchange up to €325 million of outstanding principal amount of 3.75% Senior Secured Notes due 2025 (the “Old Notes”) of Kronos International, Inc., the Company’s wholly-owned subsidiary (the “Issuer”), for newly issued 9.50% Senior Secured Notes due 2029 of the Issuer (the “New Notes”) plus additional cash consideration as described below, upon the terms and conditions set forth in a Confidential Exchange Offering Memorandum and Consent Solicitation Statement dated January 23, 2024 (the “Exchange Offer”).

The table below summarizes the principal economic terms of the Exchange Offer.

Old Notes to be Exchanged: 3.75% Senior Secured Notes due 2025

Principal Amount Outstanding: €400,000,000

Maximum Acceptance Amount: As described below(1)

Old Note ISIN: XS1680282453 (144A) / XS1680281133 (Reg S)

Old Note Common Code: 168028245 (144A) / 168028113 (Reg S)

New Notes Description	New Notes Coupon	Maturity Date	Exchange Offer Consideration per €1,000 Old Notes	Early Participation Premium	Total Consideration per €1,000 Old Notes
9.50% Senior Secured Notes due 2029	9.50%	March 15, 2029	€800 principal amount of New Notes plus a cash payment in an amount equal to €150(2)	€50 principal amount of New Notes(3)	€850 principal amount of New Notes plus a cash payment in an amount equal to €150(3)(4)

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(1)	The “Maximum Acceptance Amount” means the maximum amount of Old Notes that will be accepted in the Exchange Offer, which shall be the principal amount of Old Notes that can be accepted for exchange in the Exchange Offer without exceeding €325,000,000 in aggregate principal amount of Old Notes exchanged in connection with the Exchange Offer or redeemed in connection with the Additional New Notes Offering (as defined below) and the application of the proceeds thereof.
(2)	Per €1,000 principal amount of Old Notes validly offered for exchange (and not validly withdrawn) and accepted for exchange in the Exchange Offer, exclusive of any accrued and unpaid interest, which will be paid in cash.
(3)	Per €1,000 principal amount of Old Notes validly offered for exchange (and not validly withdrawn) and accepted for exchange in the Exchange Offer on or prior to the Early Participation Expiration Date (as defined below), exclusive of any accrued and unpaid interest, which will be paid in cash.
(4)	If the Issuer designates an early settlement date (the “Early Settlement Date”), eligible holders that validly offer (and do not validly withdraw) Old Notes for exchange on or prior to the Early Participation Expiration Date will be paid accrued and unpaid interest from the most recent interest payment date for the Old Notes to, but not including, the Early Settlement Date. Eligible holders that validly offer (and do not validly withdraw) Old Notes for exchange after the Early Participation Expiration Date under these circumstances will be paid accrued and unpaid interest from the most recent interest payment date for the Old Notes, to, but not including, the final settlement date (the “Final Settlement Date”) offset by an amount equal to the interest that has been deemed to have accrued before the Final Settlement Date in respect of the New Notes issued to such holder. If the Issuer does not designate an Early Settlement Date, eligible holders that participate in the exchange offer will be paid accrued and unpaid interest from the most recent interest payment date for the Old Notes to, but not including, the Final Settlement Date. The Exchange Consideration and Total Consideration presented in this table do not include payments in respect of accrued and unpaid interest.

In conjunction with the Exchange Offer, the Issuer is soliciting consents (the “Consent Solicitation”) from eligible holders participating in the Exchange Offer to effect certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Old Notes (the “Existing Indenture”), which will conform the restrictive covenants in the Existing Indenture to the restrictive covenants of the New Notes. Enacting the Proposed Amendments will require the consent of holders representing a majority of the aggregate principal amount of Old Notes issued and outstanding (excluding Old Notes held by the Company or its affiliates) (the “Consent Threshold”).  If the Issuer receives consents in excess of the Consent Threshold before the expiration or termination of the Exchange Offer, it will give effect to the Proposed Amendments by executing one or more supplemental indentures to the Existing Indenture.  Eligible holders who validly tender their Old Notes in the Exchange Offer (unless validly withdrawn) will be deemed to have submitted consents pursuant to the Consent Solicitation.

Concurrently with, but separate from, the Exchange Offer, the Issuer is offering for purchase up to €50 million aggregate principal amount of 9.50% Senior Secured Notes due 2029 (the “Additional New Notes”) pursuant to a Confidential Offering Memorandum dated January 23, 2024 (the “Additional New Notes Offering”). The Additional New Notes sold pursuant to the Additional New Notes Offering will be issued under the same indenture (the “New Notes Indenture”) governing the New Notes issued in the Exchange Offer and will form a single class of securities under the New Notes Indenture with the New Notes issued in the Exchange Offer. If €325 million principal amount or more of Old Notes are validly tendered in the Exchange offer and not validly withdrawn on or prior to the Early Participation Expiration Date, the Issuer will terminate the Additional New Notes Offering.

The Issuer will not receive any cash proceeds from the issuance and delivery of the New Notes in connection with the Exchange Offer. If the Additional New Notes Offering is consummated, the net proceeds of the sale of the Additional New Notes will be used to redeem, at a price equal to the outstanding principal amount plus accrued and unpaid interest, Old Notes that would remain outstanding as of the Early Settlement Date if, and to the extent that, €75 million aggregate principal amount of Old Notes will remain following such redemption. The Old Notes surrendered in connection with the Exchange Offer will be retired and cancelled and will not be reissued.

Eligible holders that validly tender and do not validly withdraw their Old Notes in the Exchange Offer prior to 5:00 p.m. Central European Time, on February 5, 2024 (the “Early Participation Expiration Date”) will receive €850 in principal amount of New Notes plus a cash payment in an amount equal to €150 per €1,000 principal amount of Old Notes, which includes an early tender payment of €50 in principal amount of New Notes. For any Old Notes validly tendered and not validly withdrawn after the Early Participation Expiration Date, but before the expiration of the Exchange Offer (the “Expiration Date”), and accepted in the Exchange Offer, eligible holders will receive €800 in principal amount of New Notes plus a cash payment in an amount equal to €150 per €1,000 principal amount of Old Notes.

The New Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior basis by the Company and each of its direct and indirect domestic, wholly-owned subsidiaries (other than the Issuer, the “Guarantors”), subject to certain exceptions and secured by first-priority security interests in certain assets of the Company and the Guarantors (the “Notes Collateral”). The New Notes and the related guarantees will rank pari passu in right of payment to all of the Issuer’s and the Guarantors’ existing and future senior indebtedness, effectively senior in right of payment to all of the Issuer’s and the Guarantors’ existing and future indebtedness that is either secured by the Notes Collateral on a junior-priority basis relative to the New Notes or unsecured, in each case, to the extent of the value of the Notes Collateral, effectively subordinated to all of the Issuer’s and the Guarantors’ existing and future indebtedness that is secured by assets other than the Notes Collateral to the extent of the value of such assets and senior in right of payment to all of the Issuer’s and Guarantors’ existing and future subordinated indebtedness.  In addition, the New Notes and the related guarantees will be structurally subordinated to all existing and future liabilities of each of the Parent’s existing and future subsidiaries (other than the Issuer) that do not guarantee the New Notes.

Eligible holders whose Old Notes are accepted for exchange will also receive accrued and unpaid interest in cash on the exchanged Old Notes up to, but not including, the applicable settlement date. Settlements are expected to occur three business days after the Early Participation Expiration Date for Old Notes properly tendered and not withdrawn prior to the Early Participation Expiration Date and three business days after the Expiration Date for Old Notes properly tendered and not withdrawn after the Early Participation Expiration Date but before the Expiration Date.  However, the Issuer may designate any other date between the Early Participation Expiration Date and the Final Settlement Date as the Early Settlement Date or decline to designate an Early Settlement Date if its sole discretion. Interest on the New Notes will accrue from the applicable settlement date.

Old Notes validly tendered and not validly withdrawn on or prior to the Early Participation Expiration Date will have priority in acceptance over Old Notes validly tendered after the Early Participation Expiration Date and the Issuer will give effect to the redemption of Old Notes in connection with the Additional New Notes Offering (if it is consummated) before calculating the principal amount of Old Notes that may be accepted after the Early Participation Expiration Date in the Exchange Offer. As a result, if the principal amount of Old Notes validly tendered and not validly withdrawn on or prior to the Early Participation Expiration Date equals or exceeds the Maximum Acceptance Amount, then no Old Notes tendered after that date will be accepted for exchange.  Additionally, in the event that the amount of Old Notes validly tendered and not validly withdrawn on or prior to the Early Participation Expiration Date is less than the Maximum Acceptance Amount as determined on such date, the Issuer may sell Additional New Notes in the Additional New Notes Offering on or prior to the Early Settlement Date (if the Issuer elects to designate one) or the Expiration Date and use the proceeds therefrom to redeem Old Notes.  If the amount of Old Notes remaining outstanding following the announcement of the pricing of the Additional New Notes Offering, after giving effect to the issuance of New Notes pursuant to the Exchange Offer and the redemption of Old Notes with the proceeds of the Additional New Notes Offering, is less than or equal to €75 million in aggregate principal amount, then no Old Notes tendered after the Early Participation Expiration Date will be accepted for exchange.

The New Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or with any securities regulatory authority of any state of other jurisdiction of the United States.

The Exchange Offer is subject to the satisfaction or waiver of certain conditions, including among other things, the receipt of valid offers (that are not validly withdrawn) to exchange at least €275 million in principal amount of Old Notes prior to the Expiration Date.

The Exchange Offer and Consent Solicitation will expire at 5:00 p.m., Central European Time, on February 21, 2024 (unless extended). Tendered Old Notes may be validly withdrawn at any time prior to the Early Participation Expiration Date, but not thereafter.

The Exchange Offer will only be made, and the New Notes are only being offered and will only be issued, to holders of Old Notes either (a) in the United States, that the Company reasonably believes are "qualified institutional buyers," or "QIBs," as that term is defined in Rule 144A under the Securities Act, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act or (b) non-U.S. persons (within the meaning of Regulation S under the Securities Act) outside the U.S. that are not “retail investors” residing in a member state of the EEA or the UK. The Additional New Notes Offering will only be made, and Additional New Notes in the Additional New Notes Offering are only being offered and will only be issued to investors meeting the same qualifications.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy or exchange the Old Notes or any New Notes (including those issued in the Exchange Offer or in the Additional New Notes Offering) in the United States and shall not constitute an offer, solicitation or sale of the Additional New Notes in any jurisdiction where such offering or sale would be unlawful. There shall not be any sale of the Additional New Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About the Company

Kronos Worldwide, Inc., incorporated in Delaware in 1989, is a leading global producer and marketer of value-added titanium dioxide pigments, or TiO2, a base industrial product used in a wide range of applications. The Company, along with its distributors and agents, sells and provides technical services for its products to approximately 3,000 customers in 100 countries with the majority of its sales in Europe, North America and the Asia Pacific region. The Company believes it has developed considerable expertise and efficiency in the manufacture, sale, shipment and service of its products in domestic and international markets.

Forward Looking Statements

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. These forward-looking statements include, among others, statements about the potential outcome or effect of the Exchange Offer and the Additional New Notes Offering. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. The factors that could cause actual future results to differ materially include, but are not limited to, the following:

●	future supply and demand for the Company’s products;
●	the Company’s ability to realize expected cost savings from strategic and operational initiatives;
●	the extent of the dependence of certain of the Company’s businesses on certain market sectors;
●	the cyclicality of the Company’s business;
●	customer and producer inventory levels;
●	unexpected or earlier-than-expected industry capacity expansion;
●	changes in raw material and other operating costs (such as energy and ore costs);
●	changes in the availability of raw materials (such as ore);
●	general global economic and political conditions that harm the worldwide economy, disrupt the Company’s supply chain, increase material and energy costs or reduce demand or perceived demand for its TiO2 products or impair the Company’s ability to operate its facilities (including changes in the level of gross domestic product in various regions of the world, natural disasters, terrorist acts, global conflicts and public health crises such as COVID-19);

●	operating interruptions (including, but not limited to, labor disputes, leaks, natural disasters, fires, explosions, unscheduled or unplanned downtime, transportation interruptions, cyber-attacks, certain regional and world events or economic conditions and public health crises such as COVID-19);
●	competitive products and substitute products;
●	customer and competitor strategies;
●	potential consolidation of competitors;
●	potential consolidation of customers;
●	the impact of pricing and production decisions;
●	competitive technology positions;
●	potential difficulties in upgrading or implementing accounting and manufacturing software systems;
●	the introduction of trade barriers or trade disputes;
●	fluctuations in currency exchange rates (such as changes in the exchange rate between the U.S. dollar and each of the euro, the Norwegian krone and the Canadian dollar and between the euro and the Norwegian krone), or possible disruptions to the Company’s business resulting from uncertainties associated with the euro or other currencies;
●	the Company’s ability to renew or refinance credit facilities;
●	changes in interest rates;
●	the Company’s ability to maintain sufficient liquidity;
●	the ultimate outcome of income tax audits, tax settlement initiatives or other tax matters, including future tax reform;
●	the Company’s ability to utilize income tax attributes, the benefits of which may or may not have been recognized under the more-likely-than-not recognition criteria;
●	environmental matters (such as those requiring compliance with emission and discharge standards for existing and new facilities);
●	government laws and regulations and possible changes therein including new environmental, health and safety or other regulations (such as those seeking to limit or classify TiO2 or its use); and
●	pending or possible future litigation or other actions

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

** The Company **

Kronos Worldwide, Inc. 5430 LBJ Freeway, Suite 1700, Dallas, TX 75240, USA

** The Issuer **

Kronos International, Inc. 5430 LBJ Freeway, Suite 1700, Dallas, TX 75240, USA

** The Dealer Manager and Solicitation Agent **

Deutsche Bank AG, London Branch: +44 20 7545 8011 (UK Number) / +1 (855) 287-1922 (Call U.S. Toll-Free) / +1 (212) 250-7527 (US Call Collect)

Investor Relations Contact:

Bryan A. Hanley

Senior Vice President & Treasurer

Tel:  (972) 233-1700